                                                                  Exhibit (g)(2)

May 21, 2008


State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts  02171
Attention:  James M. Keenan, Vice President, JAB/2N


RE: Laudus Trust (the"Fund")

Ladies and Gentlemen:

Reference is made to the Amended and Restated Master Custodian Agreement between us dated as of December 9, 2005 (the "Agreement"). Pursuant to the Agreement, this letter is to provide notice of the creation of the following additional
Portfolios:

      Laudus Mondrian Global Equity Fund (start date 6/17/08)
      Laudus Mondrian International Equity Fund (start date 6/17/08)

In accordance with the Additional Funds provision of Section 18.5 of the Amended and Restated Master Custodian Agreement, we request that you act as Custodian with respect to each additional portfolio. A current Appendix A to the agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing four copies of this Agreement, returning one to the Fund and retaining three copies for your records.

Very truly yours,


Laudus Trust
On behalf of:
Laudus Mondrian Global Equity Fund
Laudus Mondrian International Equity Fund

By:   /s/ George Pereira
      ------------------------
      Name:   George Pereira
      Title:  Chief Financial Officer and Treasurer

Accepted:

State Street Bank and Trust Company


By:   /s/ Joseph L. Hooley
      ------------------------
      Name:   Joseph L. Hooley
      Title:  President, Duly Authorized



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                                                                  Exhibit (g)(2)

                                   APPENDIX A
                                       TO
                           MASTER CUSTODIAN AGREEMENT
                                  MAY 21, 2008

         MANAGEMENT INVESTMENT COMPANIES AND PORTFOLIOS THEREOF, IF ANY


LAUDUS TRUST

Laudus Rosenberg International Equity Fund
Laudus Rosenberg International Small Capitalization Fund
Laudus Rosenberg International Discovery Fund
Laudus Rosenberg U.S. Discovery Fund
Laudus Rosenberg U.S. Large Capitalization Fund
Laudus Rosenberg U.S. Large Capitalization Growth Fund
Laudus Rosenberg U.S. Large Capitalization Value Fund
Laudus Rosenberg U.S. Small Capitalization Fund
Laudus Mondrian Emerging Markets Fund
Laudus Mondrian International Fixed Income Fund
LAUDUS MONDRIAN GLOBAL EQUITY FUND
LAUDUS MONDRIAN INTERNATIONAL EQUITY FUND


LAUDUS INSTITUTIONAL TRUST (FORMERLY LAUDUS VARIABLE INSURANCE TRUST)

Laudus Mondrian Institutional International Equity Fund
Laudus Mondrian Institutional Emerging Markets Fund
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April 3, 2008


Boston Financial Data Services, Inc.
Attn: Legal Department
2 Heritage Drive, 4th Floor
North Quincy, MA  02171

Re:   AMENDMENT TO SCHEDULE A

Dear Sir or Madam:

      This letter agreement serves to amend our Transfer Agency and Service Agreement, between Laudus Trust, Laudus Variable Insurance Trust and Boston Financial Data Services, Inc. dated October 3, 2005 (the "Agreement"). The parties wish to amend the Agreement to change the name of a party and the state under which that party was organized: Laudus Variable Insurance Trust, a Massachusetts business trust, is hereby changed to Laudus Institutional Trust, a Delaware statutory trust.

      In addition, Section 5.1 is deleted in its entirety and replaced with the following:

      It is a business or statutory trust duly organized and existing in good standing under the laws of The Commonwealth of Massachusetts or the State of Delaware.

      Schedule A has also been amended to add the Laudus Mondrian Emerging Markets Fund, Laudus Mondrian International Fixed Income Fund, Laudus Mondrian International Equity Fund, Laudus Mondrian Global Equity Fund, Laudus Mondrian Institutional International Equity Fund and Laudus Mondrian Institutional Emerging Markets Fund and delete Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund and Laudus Rosenberg Global Long/Short Equity Fund.

      The Agreement otherwise remains unchanged and shall continue in full force and effect.

      In the space provided below, please acknowledge your agreement to the foregoing.


ACKNOWLEDGED AND AGREED TO:

LAUDUS TRUST                              BOSTON FINANCIAL DATA SERVICES, INC.

By:    /s/ Mike Haydel                    By:    /s/ Suresh Patel
       ------------------                        ----------------
Name:  Mike Haydel                        Name:  Suresh Patel
Title: Vice President                     Title: Vice President


LAUDUS INSTITUTIONAL TRUST

By:    /s/ Mike Haydel
       ------------------
Name:  Mike Haydel
Title: Vice President


                                 Schedule A - 1

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                               AMENDED SCHEDULE A
                                     TO THE
                    TRANSFER AGENCY AND SERVICE AGREEMENT

                                  April 3, 2008

LAUDUS TRUST

      Laudus Rosenberg U.S. Large Capitalization Fund

      Laudus Rosenberg U.S. Large Capitalization Growth Fund

      Laudus Rosenberg U.S. Large Capitalization Value Fund

      Laudus Rosenberg U.S. Discovery Fund

      Laudus Rosenberg U.S. Small Capitalization Fund

      Laudus Rosenberg International Equity Fund

      Laudus Rosenberg International Small Capitalization Fund

      Laudus Rosenberg International Discovery Fund

      Laudus Rosenberg Value Long/Short Equity Fund

      Laudus Mondrian Emerging Markets Fund

      Laudus Mondrian International Fixed Income Fund

      Laudus Mondrian International Equity Fund

      Laudus Mondrian Global Equity Fund


LAUDUS INSTITUTIONAL TRUST (formerly Laudus Variable Insurance Trust)

      Laudus Mondrian Institutional International Equity Fund

      Laudus Mondrian Institutional Emerging Markets Fund


                                 Schedule A - 1